EXHIBIT 10(lll)

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                             TERMINATION AGREEMENT


      THIS AGREEMENT, made and entered into as of August 25, 2016, by and between CEL-SCI CORPORATION ("the Company") and Maximilian de Clara ("de Clara").

      In consideration of the mutual agreements, terms, and conditions herein contained, the Company and de Clara agree as follows:

      1. Resignation. de Clara has tendered his resignation as an employee, executive officer and director of the Company, and the Company has accepted such resignation, to be effective as of August 31, 2016. The parties hereby expressly agree that (i) de Clara shall cease to be an employee, officer and director of the Company as of August 31, 2016, and (ii) the Employment Agreement between the Company and de Clara will not be renewed.

      2. Issuance/Sale of Shares. In consideration for de Clara's past services to the Company, the Company will issue 650,000 shares of its common stock to de Clara with a restrictive legend. Half of these shares will be given upon signing this agreement. The other half will be given on August 31, 2017. Of the first 325,000 shares none of the shares may be sold prior to February 28, 2017. Starting on February 28, 2017, each month the Company will remove the restrictive legend on 65,000 shares. On the second 325,000 shares due on August 31, 2017, none of the shares may be sold prior to February 28, 2018. Starting on February 28, 2018, each month the Company will remove the restrictive legend on 65,000 shares. The foregoing procedure will continue until the restricted legend has been removed on all 650,000 shares.

      3. Options. All options held by de Clara will vest as of August 31, 2016.

      4. Health Insurance. de Clara's existing coverage under the Company's group health plan will end on August 31, 2016. de Clara may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). de Clara will be provided with a COBRA election form and notice which will describe his rights to continuation coverage under COBRA. If de Clara elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) until February 28, 2018, or (ii) the maximum period permitted under COBRA if such period is less than eighteen months. If de Clara exhausts the applicable COBRA period, the Company will reimburse de Clara for the cost of an individual health insurance policy in an amount not to exceed the amount of the monthly COBRA premium previously paid by the Company pursuant to this paragraph. After such period of Company-paid coverage, de Clara may continue coverage at his own expense in accordance with COBRA or other applicable laws. No provision of this agreement will affect the continuation coverage rules under COBRA. In the event, however, de Clara becomes eligible for benefits under another plan prior to February 28, 2018, the Company shall no longer be obligated to pay such benefit premiums. de Clara is required to notify the Company of his eligibility for benefits under another plan and is expected to enroll in the new plan at the first eligible opportunity unless de Clara chooses, at de Clara's sole expense, to continue COBRA benefits through the Company. If de Clara fails to notify the Company of de Clara's eligibility

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for  alternative  benefits,  the  Company  shall  have the right to  discontinue payment of COBRA premiums upon thirty (30) days' notice to de Clara. In no event shall a cash payment be made to de Clara in lieu of the payment of COBRA premiums.

      5. Taxes. de Clara shall be responsible for the payment of all tax or other liabilities which de Clara incurs due to the receipt of the shares, and de Clara expressly agrees to indemnify and hold the Company harmless from any and all tax liabilities which may be imposed upon the Company at any time by any governmental agency, whether federal, state, or provincial, as a result of this Agreement.

      6. Release. In consideration for the issuance of the shares, de Clara does hereby release and forever discharge the Company, including its officers, directors, employees, attorneys and agents, of and from any and all claims, demands, losses, obligations, liabilities, compensatory damages, punitive damages, statutory damages, attorneys' fees, costs, expenses, rights of action and causes of action of any kind or character whatsoever, whether known or unknown, arising prior to the execution of this Agreement. de Clara understands and hereby acknowledges that he may hereafter discover facts and legal theories in addition to or different from those of which he now believes to be true. However, de Clara understands and hereby agrees that his release shall remain effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories.

      7. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered by courier, mailed (postage prepaid) addressed as follows, or sent via email to the email address shown below:

              In case of notice to the Company:

                   Patricia Prichep
                   CEL-SCI Corporation
                   8229 Boone Boulevard, Suite 802
                   Vienna, Virginia  22182
                   Email address: pprichep@cel-sci.com

              In case of notice to de Clara:

                   Maximilian de Clara
                   Bergstrasse 79
                   6078 Lungern,
                   Obwalden, Switzerland

      The address of either party hereto may be changed by written notice to the other party hereto given in the manner hereinabove described. All such notices shall be deemed to have been given when delivered, mailed or sent as aforesaid.

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      8. Governing Law/Arbitration. This Agreement will construed in accordance with the laws of Colorado, without giving effect to conflict of law principles. Any dispute or claim in any way involving this Agreement will be settled through binding arbitration pursuant to the Commercial Rules of the American Arbitration Association in Washington, D.C.

      9. Miscellaneous Provisions. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements or understandings between the parties. No representations were made or relied upon by either party, other than those that are expressly set forth. The section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall continue in full force and effect except for any such invalid or unenforceable provision. Neither party shall assign this Agreement without the prior express written consent of the other party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

                                    CEL-SCI CORPORATION


                                    By: /s/ Peter Young, MD.
                                        ---------------------------------------
                                        Dr.   Peter   Young,   Chairman  of  the
                                        Compensation Committee


                                        /s/ Maximilian de Clara
                                        ---------------------------------------
                                        Maximilian de Clara


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